Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
(202) 264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
(757) 380-2104

HII Reports Fourth Quarter and Full Year 2024 Results

•Revenues were $3.0 billion in the fourth quarter, $11.5 billion in 2024
•Diluted earnings per share was $3.15 in the fourth quarter, $13.96 in 2024
•Backlog of $48.7 billion at year-end
•Achieved critical shipbuilding milestones in 2024, including delivery of Virginia-class submarine New Jersey (SSN 796) and amphibious transport dock Richard M. McCool Jr. (LPD 29)
•Mission Technologies secured awards with total contract value of over $12 billion in 2024

NEWPORT NEWS, Va. (February 6, 2025) - HII (NYSE:HII) reported fourth quarter 2024 revenues of $3.0 billion compared to $3.2 billion in the fourth quarter of 2023. The decrease was driven by lower volume at all segments compared to the prior year.

Segment operating income2 in the fourth quarter of 2024 was $103 million and segment operating margin was 3.4%, compared to $330 million and 10.4%, respectively, in the fourth quarter of 2023. The decreases were driven by lower performance at Newport News Shipbuilding, as well as prior year results that included the benefit of both the sale of a favorable court judgment in Ingalls Shipbuilding results and the favorable settlement of an insurance claim in Mission Technologies results.

Fourth quarter 2024 operating income of $110 million and operating margin of 3.7%, compared to $312 million and 9.8%, respectively, in the fourth quarter of 2023.

Diluted earnings per share in the quarter was $3.15, compared to $6.90 in the fourth quarter of 2023.

For the full year, revenues of $11.5 billion increased less than 1% over 2023, due to higher volumes at Mission Technologies and Ingalls Shipbuilding, largely offset by lower volumes at Newport News Shipbuilding.

Segment operating income2 in 2024 was $573 million and segment operating margin2 was 5.0%, compared to $842 million and 7.4%, respectively, in 2023, the decrease was primarily driven by lower performance at Newport News Shipbuilding, as well as prior year results that included the benefit of both the sale of a favorable court judgment in Ingalls Shipbuilding results and the favorable settlement of an insurance claim in Mission Technologies results.

Operating income in 2024 was $535 million and operating margin was 4.6%, compared to $781 million and 6.8%, respectively, in 2023.

Diluted earnings per share for the full year was $13.96, compared to $17.07 in 2023.

Net cash provided by operating activities in 2024 was $393 million and free cash flow2 was $40 million, compared to $970 million and $692 million, respectively, in 2023.

1The financial outlook, expectations and other forward looking statements provided by the company for 2025 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit 99.1 News Release

New contract awards in 2024 were approximately $12.1 billion, bringing total backlog to approximately $48.7 billion as of December 31, 2024.

Chris Kastner, HII’s president and CEO, said, “We continue to make progress on ships put under contract pre-COVID, and are working diligently with our customers to put over $50 billion of new work under contract. Mission Technologies continued its strong track record of top line growth and margin expansion and secured an impressive $12 billion in total future contract value during 2024. We enter 2025 focused on our mission to deliver the world’s most powerful ships and all-domain solutions in service of the nation.”

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions, except per share amounts)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$3,004	$3,177	$(173)	(5.4)%	$11,535	$11,454	$81	0.7%
Operating income	110	312	(202)	(64.7)%	535	781	(246)	(31.5)%
Operating margin %	3.7%	9.8%		(616) bps	4.6%	6.8%		(218) bps
Segment operating income[1]	103	330	(227)	(68.8)%	573	842	(269)	(31.9)%
Segment operating margin %[1]	3.4%	10.4%		(696) bps	5.0%	7.4%		(238) bps
Net earnings	123	274	(151)	(55.1)%	550	681	(131)	(19.2)%
Diluted earnings per share	$3.15	$6.90	$(3.75)	(54.3)%	$13.96	$17.07	$(3.11)	(18.2)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$736	$800	$(64)	(8.0)%	$2,767	$2,752	$15	0.5%
Segment operating income[1]	46	169	(123)	(72.8)%	211	362	(151)	(41.7)%
Segment operating margin %[1]	6.3%	21.1%		(1488) bps	7.6%	13.2%		(553) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Ingalls Shipbuilding revenues for the fourth quarter of 2024 were $736 million, a decrease of $64 million, or 8.0%, from the same period in 2023, primarily driven by lower volumes in amphibious assault ships, partially offset by higher volumes in surface combatants.

Ingalls Shipbuilding segment operating income1 for the fourth quarter of 2024 was $46 million and segment operating margin1 was 6.3%, compared to $169 million and 21.1% in the same period in the prior year, respectively. These decreases were primarily driven by the favorable sale of a court judgment and a contract incentive for surface combatants in the same period in the prior year.

Ingalls Shipbuilding 2024 revenues were $2.8 billion, an increase of $15 million, or 0.5%, compared to 2023, primarily driven by higher volumes in surface combatants, partially offset by lower volumes in amphibious assault ships and the National Security Cutter (NSC) program.

Ingalls Shipbuilding segment operating income1 in 2024 was $211 million and segment operating margin1 was 7.6%, compared to $362 million and 13.2% in 2023, respectively. These decreases were primarily driven by the favorable sale of a court judgment in 2023 and lower performance on amphibious assault ships and surface combatants.

Key 2024 Ingalls Shipbuilding milestones:
•Delivered amphibious transport dock Richard M. McCool Jr. (LPD 29)
•Awarded a $9.6 billion multi-ship procurement contract for the construction of LPD 33, 34 and 35 and large-deck amphibious ship LHA 10
•Authenticated the keel of guided missile destroyer Sam Nunn (DDG 133)
•Undocked USS Zumwalt (DDG 1000)

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$1,588	$1,665	$(77)	(4.6)%	$5,969	$6,133	$(164)	(2.7)%
Segment operating income[1]	38	110	(72)	(65.5)%	246	379	(133)	(35.1)%
Segment operating margin %[1]	2.4%	6.6%		(421) bps	4.1%	6.2%		(206) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the fourth quarter of 2024 were $1.6 billion, a decrease of $77 million, or 4.6%, from the same period in 2023, primarily driven by lower volumes in aircraft carrier refueling and complex overhaul (RCOH), unfavorable cumulative catch-up adjustments on the Virginia-class submarine program and aircraft carrier construction, as well as lower naval nuclear support service volumes, partially offset by higher volumes in Columbia-class submarine construction.

Newport News Shipbuilding segment operating income1 for the fourth quarter of 2024 was $38 million and segment operating margin1 was 2.4%, compared to $110 million and 6.6% in the same period in the prior year, respectively. The decreases were primarily due to lower performance in Virginia-class submarine construction, and new carrier construction, partially offset by contract incentives on the Columbia-class program.

Newport News Shipbuilding 2024 revenues were $6.0 billion, a decrease of $164 million, or 2.7%, compared to 2023, primarily driven by cumulative catch-up adjustments on the Virginia-class submarine program, and lower volumes on aircraft carriers and naval nuclear support services, partially offset by higher volumes in the Columbia-class program.

Newport News Shipbuilding segment operating income1 for 2024 was $246 million and segment operating margin1 was 4.1%, compared to $379 million and 6.2% in 2023, respectively. The decreases were primarily driven by lower performance on the Virginia-class submarine program and aircraft carriers, partially offset by contract incentives on the Columbia-class program.

Key 2024 Newport News Shipbuilding milestones:
•Delivered Virginia-class submarine New Jersey (SSN 796)
•Floated off Massachusetts (SSN 798)
•Awarded advanced planning contract for the RCOH of USS Harry S. Truman (CVN 75)
•Completed dry dock work for aircraft carrier USS John C. Stennis (CVN 74) RCOH
•Shipped final module of Virginia-class submarine Utah (SSN 801)
•Announced intent to acquire South Carolina advanced metal fabricator to support enhanced shipbuilding throughput. Acquisition closed in January 2025.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Mission Technologies

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$713	$745	$(32)	(4.3)%	$2,937	$2,699	$238	8.8%
Segment operating income[1]	19	51	(32)	(62.7)%	116	101	15	14.9%
Segment operating margin %[1]	2.7%	6.8%		(418) bps	3.9%	3.7%		21 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Mission Technologies revenues for the fourth quarter of 2024 were $713 million, a decrease of $32 million, or 4.3%, from the same period in 2023. The decrease was primarily due to lower volumes in C5ISR contracts.

Mission Technologies segment operating income1 in the fourth quarter of 2024 was $19 million and segment operating margin1 was 2.7%, compared to $51 million and 6.8% in the same period in the prior year, respectively. The decreases were primarily driven by the favorable settlement of an insurance claim in the fourth quarter of 2023.

Mission Technologies 2024 revenues were $2.9 billion, an increase of $238 million, or 8.8%, compared to 2023, primarily due to higher volumes in cyber, electronic warfare & space (CEW&S) and C5ISR contracts.

Mission Technologies segment operating income1 in 2024 was $116 million and segment operating margin1 was 3.9%, compared to $101 million and 3.7% in 2023, respectively. The increases were primarily driven by the higher volume and performance in CEW&S, stronger performance in fleet sustainment, as well as higher equity income from operating investments, partially offset by the favorable settlement of an insurance claim in 2023.

Mission Technologies results included approximately $99 million of amortization of purchased intangible assets in 2024, compared to approximately $109 million in 2023. Mission Technologies EBITDA margin1 for full year 2024 was 7.9%, compared to 8.6% in 2023.

Key 2024 Mission Technologies milestones:
•Awarded $6.7 billion contract to provide electronic warfare engineering and technical services support for the U.S. Air Force
•Awarded $3 billion Federal Government task order for national security services and new and emerging technology
•Awarded $458 million contract to modernize communications and information technology (IT) networks for the U.S. Department of Defense
•Announced the sale of three REMUS 100s and five REMUS 300s to the U.K. Royal Navy
•Awarded task order to provide systems engineering support for integrated training systems used onboard ships to enhance combat preparedness for sailors
•Awarded five-year contract to provide global supply chain services to the Australian Government’s Department of Defence

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HII’s Financial Outlook1 includes the following expectations:

•Mid to long term5 HII revenue growth of 4%+
•Mid to long term5 shipbuilding revenue2 growth of approximately 4%
•Mid to long term5 Mission Technologies revenue growth of approximately 5%
•FY25 shipbuilding revenue2 between $8.9 and $9.1 billion; expect shipbuilding operating margin2 between 5.5% and 6.5%
•FY25 Mission Technologies revenue between $2.9 to $3.1 billion, Mission Technologies segment operating margin2 between 4.0% and 4.5%; and Mission Technologies EBITDA margin2 between 8.0% and 8.5%
•FY25 free cash flow2,3 between $300 and $500 million

FY25 Outlook[1]
Shipbuilding Revenue[2]	$8.9B - $9.1B
Shipbuilding Operating Margin[2]	5.5% - 6.5%
Mission Technologies Revenue	$2.9B - $3.1B
Mission Technologies Segment Operating Margin[2]	4.0% - 4.5%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($43M)
Non-current State Income Tax Benefit/Expense[4]	~$0M
Interest Expense	($130M)
Non-operating Retirement Benefit	$191M
Effective Tax Rate	~21%

Depreciation & Amortization	~$340M
Capital Expenditures	~4% of Sales
Free Cash Flow[2,3]	$300M - $500M

1The financial outlook, expectations and other forward looking statements provided by the company for 2025 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information.
3Outlook is based on current tax law and assumes the provisions requiring capitalization of R&D expenditures for tax purposes are not deferred or repealed.
4Outlook is based on current tax law. Repeal or deferral of provisions requiring capitalization of R&D expenditures would result in elevated non-current state income tax expense.
5Mid to long term growth represents our expected compound annual growth rate over five to ten years.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

About Huntington Ingalls Industries

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is over 44,000 strong. For more information, visit HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: HII.com. A telephone replay of the conference call will be available from noon today through Thursday, February 6th by calling (866) 813-9403 or (929) 458-6194 and using access code 390581.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: our dependence on the U.S. government for substantially all of our business; significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans);our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively; changes in business practices, procurement processes and government regulations and our ability to comply with such requirements; adverse economic conditions in the United States and globally; our level of indebtedness and ability to service our indebtedness; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; our ability to attract, retain, and train a qualified workforce; subcontractor and supplier performance and the availability and pricing of raw materials and components; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; natural and environmental disasters and political instability; health epidemics, pandemics and similar outbreaks; and other risk factors discussed herein and in our other filings with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended December 31		Year Ended December 31
(in millions, except per share amounts)	2024	2023	2024	2023
Sales and service revenues
Product sales	$1,990	$2,121	$7,464	$7,664
Service revenues	1,014	1,056	4,071	3,790
Sales and service revenues	3,004	3,177	11,535	11,454
Cost of sales and service revenues
Cost of product sales	1,780	1,756	6,500	6,467
Cost of service revenues	903	930	3,585	3,341
Income from operating investments, net	14	12	49	37
Other income and gains, net	9	120	9	120
General and administrative expenses	234	311	973	1,022
Operating income	110	312	535	781
Other income (expense)
Interest expense	(27)	(25)	(95)	(95)
Non-operating retirement benefit	45	37	179	148
Other, net	3	8	24	19
Earnings before income taxes	131	332	643	853
Federal and foreign income tax expense	8	58	93	172
Net earnings	$123	$274	$550	$681

Basic earnings per share	$3.15	$6.90	$13.96	$17.07
Weighted-average common shares outstanding	39.1	39.7	39.4	39.9

Diluted earnings per share	$3.15	$6.90	$13.96	$17.07
Weighted-average diluted shares outstanding	39.1	39.7	39.4	39.9

Dividends declared per share	$1.35	$1.30	$5.25	$5.02

Net earnings from above	$123	$274	$550	$681
Other comprehensive income
Change in unamortized benefit plan costs	514	225	528	238
Tax expense for items of other comprehensive income	(130)	(57)	(134)	(61)
Other comprehensive income, net of tax	384	168	394	177
Comprehensive income	$507	$442	$944	$858

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions)	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$831	$430
Accounts receivable, net	212	461
Contract assets	1,683	1,537
Inventoried costs, net	208	186
Income taxes receivable	204	183
Prepaid expenses and other current assets	90	83
Total current assets	3,228	2,880
Property, Plant, and Equipment, net of accumulated depreciation of $2,583 million as of 2024 and $2,467 million as of 2023	3,450	3,296
Other Assets
Operating lease assets	239	262
Goodwill	2,618	2,618
Other intangible assets, net of accumulated amortization of $1,118 million as of 2024 and $1,009 million as of 2023	782	891
Pension plan assets	1,422	888
Miscellaneous other assets	402	380
Total other assets	5,463	5,039
Total assets	$12,141	$11,215
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	598	554
Accrued employees’ compensation	392	382
Current portion of long-term debt	503	231
Current portion of postretirement plan liabilities	124	129
Current portion of workers’ compensation liabilities	201	224
Contract liabilities	774	1,063
Other current liabilities	399	449
Total current liabilities	2,991	3,032
Long-term debt	2,700	2,214
Pension plan liabilities	142	212
Other postretirement plan liabilities	209	241
Workers’ compensation liabilities	443	449
Long-term operating lease liabilities	205	228
Deferred tax liabilities	378	367
Other long-term liabilities	407	379
Total liabilities	7,475	7,122
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,714,128 issued and 39,129,419 outstanding as of December 31, 2024, and 53,595,748 issued and 39,618,880 outstanding as of December 31, 2023	1	1
Additional paid-in capital	2,045	2,045
Retained earnings	5,097	4,755
Treasury stock	(2,449)	(2,286)
Accumulated other comprehensive loss	(28)	(422)
Total stockholders’ equity	4,666	4,093
Total liabilities and stockholders’ equity	$12,141	$11,215

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2024	2023
Operating Activities
Net earnings	$550	$681
Adjustments to reconcile to net cash provided by operating activities
Depreciation	217	219
Amortization of purchased intangibles	109	128
Other non-cash transactions, net	10	29
Stock-based compensation	23	34
Deferred income taxes	(122)	(113)
Loss (gain) on investments in marketable securities	(22)	(23)
Change in
Accounts receivable	256	168
Contract assets	(146)	(297)
Inventoried costs	(22)	(3)
Prepaid expenses and other assets	(33)	(42)
Accounts payable and accruals	(315)	264
Retiree benefits	(112)	(75)
Net cash provided by operating activities	393	970
Investing Activities
Capital expenditures
Capital expenditure additions	(367)	(292)
Grant proceeds for capital expenditures	14	14
Investment in affiliates	—	(24)
Proceeds from equity method investment	—	63
Other investing activities, net	5	3
Net cash used in investing activities	(348)	(236)
Financing Activities
Proceeds from issuance of long-term debt	1,000	—
Repayment of long-term debt	(229)	(480)
Proceeds from line of credit borrowings	42	—
Repayment of line of credit borrowings	(42)	—
Debt issuance costs	(17)	—
Dividends paid	(206)	(200)
Repurchases of common stock	(162)	(75)
Employee taxes on certain share-based payment arrangements	(25)	(13)
Other financing activities, net	(5)	(3)
Net cash provided by (used in) financing activities	356	(771)
Change in cash and cash equivalents	401	(37)
Cash and cash equivalents, beginning of period	430	467
Cash and cash equivalents, end of period	$831	$430
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$255	$330
Cash paid for interest	$101	$101
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$23	$29

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” “Mission Technologies EBITDA", "Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.
Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2024	2023	2024	2023
Ingalls revenues	$736	$800	$2,767	$2,752
Newport News revenues	1,588	1,665	5,969	6,133
Mission Technologies revenues	713	745	2,937	2,699
Intersegment eliminations	(33)	(33)	(138)	(130)
Sales and Service Revenues	3,004	3,177	11,535	11,454

Operating Income	110	312	535	781
Operating FAS/CAS Adjustment	14	17	62	72
Non-current state income taxes	(21)	1	(24)	(11)
Segment Operating Income	103	330	573	842
As a percentage of sales and service revenues	3.4%	10.4%	5.0%	7.4%
Ingalls segment operating income	46	169	211	362
As a percentage of Ingalls revenues	6.3%	21.1%	7.6%	13.2%
Newport News segment operating income	38	110	246	379
As a percentage of Newport News revenues	2.4%	6.6%	4.1%	6.2%
Mission Technologies segment operating income	19	51	116	101
As a percentage of Mission Technologies revenues	2.7%	6.8%	3.9%	3.7%

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$391	$562	$393	$970
Less capital expenditures:
Capital expenditure additions	(114)	(128)	(367)	(292)
Grant proceeds for capital expenditures	—	—	14	14
Free cash flow	$277	$434	$40	$692

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2024	2023	2024	2023
Mission Technologies sales and service revenues	$713	$745	$2,937	$2,699

Mission Technologies segment operating income	$19	$51	$116	$101
Mission Technologies depreciation expense	3	3	11	11
Mission Technologies amortization expense	24	27	99	109
Mission Technologies state tax expense	1	2	7	11
Mission Technologies EBITDA	$47	$83	$233	$232
Mission Technologies EBITDA margin	6.6%	11.1%	7.9%	8.6%

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com